UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

ACE GLOBAL BUSINESS ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-40309	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 806, 8/F, Tower 2, Lippo Centre, No. 89 Queensway,

Admiralty, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code: +(852) 2151 5198 / 2151 5598

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Redeemable Warrant entitling the holder to receive one Ordinary Share	ACBAU	NASDAQ Capital Market

Ordinary Shares	ACBA	NASDAQ Capital Market

Warrants	ACBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On May 22, 2023, the audit committee of the board of directors (the “Audit Committee”) of Ace Global Business Acquisition Limited (the “Registrant”) dismissed Marcum LLP (“Marcum”) as its independent registered public accounting firm with immediate effect. The dismissal was not the result of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Registrant and Marcum on accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the most recent completed fiscal year ending December 31, 2022 and the subsequent interim period through May 22, 2023 (which disagreement, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports on the Registrant’s financial statements for such fiscal year and interim period). Also, none of the events listed in Item 304(a)(1)(v) of Regulation S-K have occurred or exist during the abovementioned period.

For the most recent completed fiscal year ending December 31, 2022, Marcum has not expressed an adverse opinion or a disclaimer of opinion, and has not qualified or modified as to uncertainty, audit scope, or accounting principles on any financial statements of the Registrant in its report on the financial statements of the Registrant, except an uncertainty about the Registrant’s ability to continue as a going concern.

Marcum was engaged by the Registrant effectively on October 5, 2022, and as such, for the fiscal year ending December 31, 2021 and through October 5, 2022, neither the Registrant nor anyone on its behalf consulted with Marcum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant that Marcum concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K. Prior to the engagement of Marcum, the previous independent registered public accounting firm engaged by the Registrant was Friedman LLP (“Friedman”). For more information, please refer to the Form 8-K filed by the Registrant on October 6, 2022.

The Registrant has provided Marcum with a copy of the above disclosures and has requested Marcum to provide to the Registrant with a letter addressed to the Securities and Exchange Commission, stating whether or not it agrees with the above disclosures. Pursuant to the Registrant’s request, Marcum has provided the letter which is attached hereto as Exhibit 16.1.

(b) Appointment of New Independent Registered Public Accounting Firm

On May 22, 2023, the Registrant engaged Adeptus Partners LLC (“Adeptus”] to serve as the Registrant’s independent registered public accounting firm, effective immediately. The Audit Committee approved and authorized the engagement of Adeptus as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

For the most recent completed fiscal year ending December 31, 2022 and the subsequent interim period through May 22, 2023, neither the Registrant nor anyone on its behalf consulted Adeptus regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant that Adeptus concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Marcum LLP dated May 23, 2023 to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2023

Ace Global Business Acquisition Limited (Registrant)

By:	/s/ Eugene Wong
Name:	Eugene Wong
Title:	Chief Executive Officer

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